EXHIBIT 10.1

Supplemental Bonus

For Dennis C. Pence

Supplemental bonus ranging from $1,000,000 to $3,000,000, predicated upon achieving prescribed EPS targets. If actual performance falls between two bands, the bonus paid will be calculated on a proportionate basis.